EXHIBIT 99.3

[EXECUTION COPY]

BANK OF AMERICA, NATIONAL ASSOCIATION,
Master Servicer

and

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
Primary Servicer

PRIMARY SERVICING AGREEMENT

Dated as of July 1, 2012

Morgan Stanley Bank of America Merrill Lynch Trust 2012-C5
Commercial Mortgage Pass-Through Certificates
Series 2012-C5

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This is a Primary Servicing Agreement (the “Agreement”), dated as of July 1, 2012, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, having an office at 900 West Trade Street, Suite 650, NC1-026-06-01, Charlotte, North Carolina 28255 and its successors and assigns (the “Master Servicer”) and MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, having an office at 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (the “Primary Servicer”).

W I T N E S S E T H:

WHEREAS, Morgan Stanley Capital I Inc., as Depositor, Master Servicer, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Situs Holdings, LLC, as Trust Advisor, U.S. Bank National Association, as Trustee and Certificate Administrator, and Wells Fargo Bank, National Association, as Custodian, have entered into that certain Pooling and Servicing Agreement dated as of July 1, 2012, as amended, modified and restated from time to time (the “Pooling and Servicing Agreement”), whereby the Master Servicer shall master service the mortgage loans on behalf of the Trustee;

WHEREAS, Section 8.4 of the Pooling and Servicing Agreement permits the Master Servicer to enter into an agreement with the Primary Servicer for the Primary Servicing of certain mortgage loans (the “Mortgage Loans”) identified on Exhibit A hereto (the “Mortgage Loan Schedule”); and

WHEREAS, the Master Servicer desires to enter into a contract with the Primary Servicer with respect to the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Available Distribution Amount”:  With respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Primary Servicer Collection Account as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount transferred from any REO Account (if established) to the Primary Servicer as of such date to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Mortgage

Loans as of such date, to the extent not previously remitted to the Master Servicer and (iv) the aggregate amount of Prepayment Interest Shortfalls deposited by the Primary Servicer in the Primary Servicer Collection Accounts as required pursuant to Sections 3.01(c)(3), to the extent not previously remitted to the Master Servicer, net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Amounts, (ii) reserve funds or (iii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.07 of this Agreement.

“Collection Report”: The monthly report prepared by the Primary Servicer setting forth, with respect to each Mortgage Loan serviced by the Primary Servicer and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit H attached hereto.

“HUD-Approved Servicer”: A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

“Midland”:  Midland Loan Services, a Division of PNC Bank, National Association.

“Mortgage Loans”: As defined in the recitals hereto.

“Mortgage Loan Schedule”: As defined in the recitals hereto.

“Primary Servicer Collection Account”:  Shall have the meaning specified in Section 3.01(c)(3) of this Agreement.

“Primary Servicing Fee”: With respect to the Mortgage Loans, the fee payable pursuant to Section 3.07 of this Agreement.

“Primary Servicing Fee Rate”: With respect to the Mortgage Loans the rate set forth on the Mortgage Loan Schedule.

“Primary Servicer Remittance Date”: Shall mean one (1) Business Day after each Determination Date.

“Primary Servicer Reporting Date”: Shall mean one (1) Business Day after each Determination Date.

“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state or the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Primary Servicer or by any Person or Persons who directly or indirectly own equity ownership interests in the Primary Servicer.

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01     Contract for Servicing; Possession of Mortgage Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicer Mortgage Files (including without limitation, any original letter of credit to the extent such letter of credit has been delivered to the Primary Servicer) or the Mortgage Files in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer for the benefit of the Trustee. The Primary Servicer’s possession of any portion of the Servicer Mortgage Files of the Mortgage Files shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only. Any portion of the Servicing Files or the Mortgage Files retained by the Primary Servicer shall be identified to reflect clearly the ownership of the Mortgage Loans by the Trustee. The Primary Servicer shall release from its custody any Mortgage Files retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. The Primary Servicer shall provide to the Master Servicer as soon as practicable after a reasonable request therefor by the Master Servicer a copy of any documents held by it with respect to any Mortgage Loan.

Section 2.02     Letters of Credit.

(a)           Within twenty (20) days following the Closing Date, the Primary Servicer shall provide to the Master Servicer a certification executed by a Servicing Officer, certifying to the Master Servicer as to the original letters of credit held by the Primary Servicer, to the extent such letter of credit has been delivered to the Primary Servicer, and identifying the letters of credit, the amounts of the letters of credit and the Mortgage Loans to which they relate, and provide a copy of such letter of credit to the Master Servicer.

(b)           Within sixty (60) days after the Closing Date, the Primary Servicer shall notify of each provider of a letter of credit for any Mortgage Loan, and provide the Master Servicer with evidence thereof, that the Master Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall be the beneficiary under each such letter of credit.

(c)           The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems may require a draw on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under the applicable Mortgage Loan or B Note). The final determination as to whether to draw on any letter of credit or debt service reserve account shall be made by the Master Servicer and the Master Servicer shall notify the Primary Servicer of its determination.  The Primary Servicer shall promptly perform any necessary draw on such letter of credit or debt service reserve account and within two (2) Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the Master Servicer, which notice shall set forth (i) the Unpaid Principal Balance of such Mortgage Loan or B Note immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in the Primary Servicer’s good faith and reasonable judgment entitled the Primary Servicer to make such drawing.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS

Section 3.01     Primary Servicer to Service.

(a)           The Primary Servicer, as an independent contractor, shall service and administer pursuant to this Agreement on behalf of the Master Servicer and the Trustee in the best interests of and for the benefit of the Certificateholders in accordance with any and all applicable laws and the terms of this Agreement and the Mortgage Loan documents, and to the extent consistent with the foregoing, with the Servicing Standard under the Pooling and Servicing Agreement.  For the avoidance of doubt the Primary Servicer’s obligations and rights under this Agreement are expressly limited to the Mortgage Loans set forth in Exhibit A.

(b)           The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Custodian, the Certificate Administrator, the Certificate Registrar, the Authenticating Agent, the Depositor, the Trust Advisor, the Initial Purchasers, the 17g 5 Information Provider, the Rating Agencies, the Certificateholders and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer under the Pooling and Servicing Agreement during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting as the Master Servicer under the Pooling and Servicing Agreement (and on behalf of the Master Servicer hereunder) and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 8.19 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer each Mortgage Loan so long as such Mortgage Loan is not then a Specially Serviced Mortgage Loan; provided, however, that the Primary Servicer shall, under instruction from the Special Servicer or the Master Servicer, continue to collect and apply payments, deliver certain statements and documents reasonably requested by the Special Servicer (or by the Master Servicer on behalf of the Special Servicer) regarding information held by the Primary Servicer and shall continue to cooperate with the Master Servicer, and so long as Midland is the Special Servicer cooperate with the Special Servicer, by providing reasonably requested information regarding the servicing of any such Specially Serviced Mortgage Loan. All references herein to the respective duties of the Primary Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 8.19 of the Pooling and Servicing Agreement, as modified herein, and to the Special Servicers’ rights to service Specially Serviced Mortgage Loans. Except as otherwise set forth below, for purposes of this Agreement, references to the Trustee, the Custodian, the Certificate Administrator, the Certificate Registrar, the Authenticating Agent, the Depositor, the Trust Advisor, the Initial Purchasers, the 17g 5 Information Provider, the Rating Agencies and the Certificateholders in the Incorporated Sections shall be deemed to be references to the Master Servicer hereunder and references to the Master Servicer in the Incorporated Sections shall be deemed to be references to the Primary Servicer hereunder (such modification of the Incorporated Sections shall be referred to herein as the “References Modification”).

(c)           The following Sections of the Pooling and Servicing Agreement listed herein and only such Sections, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below (and to avoid any doubt, any modification is limited to its specific terms and except as otherwise provided, the section is otherwise fully incorporated herein without limitation):

(1)           Section 2.3(a) and (e).  The Primary Servicer shall notify the Master Servicer within five (5) Business Days after the Primary Servicer discovers any Material Document Defect or Material Breach in connection with the Mortgage Loans. The Primary Servicer shall promptly provide the Master Servicer with a copy of any Demand or a withdrawal of a Demand that it has received related to a Mortgage Loan and shall reasonably cooperate with the Master Servicer to enable the Master Servicer to comply with its obligations under Section 2.3(e) of the Pooling and Servicing Agreement and shall include the following statement in any related correspondence: “This is a “Demand” under Section 2.3(e) of the Pooling and Servicing Agreement relating to the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2012-C5 requiring action by the Master Servicer, as described thereunder”.  If the Primary Servicer receives any oral Demands, it shall direct any Person making a Demand to submit it in writing to the Master Servicer and shall promptly notify the Master Servicer of such direction with a copy of the related correspondence (if any).

(2)           Section 4.2.  The Primary Servicer shall not be obligated to make any Servicing Advances, except as described in the following sentence. The Primary Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan; provided, however, that, with respect to any Servicing Advance required to be made on an emergency basis such that the Primary Servicer is unable to provide the Master Servicer with five (5) Business Days’ notice, the Primary Servicer shall make such Servicing Advance (regardless of whether the emergency Servicing Advance is or would be a Non-Recoverable Advance, unless the Primary Servicer has received a notice from the Master Servcier or the Special Servicer that a Nonrecoverable Advance determination has be made on such Mortgage Loan, but such notice may be overridden by direction in writing by the Master Servicer to make such Servicing

Advance, in which the Primary Servicer shall still make such Servicing Advance) and the Master Servicer shall reimburse the Primary Servicer for such Servicing Advance within five (5) Business Days of receipt of a written request therefore, along with interest at the Advance Rate. In addition, the Primary Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance.  The Primary Servicer shall not be obligated to make any P&I Advances with respect to the Mortgage Loans.

(3)           Section 5.1.  The Primary Servicer shall establish a collection account (hereinafter the “Primary Servicer Collection Account”), in the name of “[Primary Servicer] on behalf of Bank of America, National Association, as Master Servicer on behalf of U.S. Bank National Association, as Trustee for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2012-C5” and meeting all of the requirements of the Collection Account under the Pooling and Servicing Agreement.  All references to the Collection Account shall be references to such Primary Servicer Collection Account.  The creation of any Primary Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer prior to any transfer of the Primary Servicer Collection Account.

The Primary Servicer shall deposit all Prepayment Interest Shortfalls, only to the extent the Master Servcier is required to pay the Prepayment Interest Shortfall amount as Compensating Interest under the Pooling and Servicing Agreement and such amount not to exceed the Master Servicing Fee on the Mortgage Loans for such Collection Period, and all Prepayment Interest Excess in the Primary Servicer Collection Account on or prior to the related Primary Servicer Remittance Date

The Primary Servicer may and if invested shall invest such funds held in the Primary Servicer Collection Account in Eligible Investments. The Primary Servicer shall invest funds in its Primary Servicer Collection Account based on the same terms as the Master Servicer invests funds in the Collection Account, and subject to the same restrictions and obligations regarding maturity dates, holding to maturity dates, gains, losses, possession of Eligible Investments and Eligible Investments payable on demand. Without limiting the generality of the foregoing, any investment of funds in the Primary Servicer Collection Account shall be made in the name of the Primary Servicer on behalf of “Bank of America, National Association, as Master Servicer, on behalf of U.S. Bank National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2012-C5 and the holder of any related Serviced Companion Loan or B Note, as their interests may appear.”

(4)           Section 5.2 is not incorporated herein.  Each remittance required to be made by the Primary Servicer to the Master Servicer shall be made by 3:00 p.m. Charlotte, North Carolina time on the Primary Servicer Remittance Date by wire transfer of immediately available funds; provided, however, the Primary Servicer shall have no obligation to make P&I Advances. Each month, by 1:00 p.m. Charlotte, North Carolina time on the first (1st) Business Day after receipt of any Available Distribution Amount between the Primary Servicer Remittance Date and the Distribution Date, the Primary Servicer shall forward to the Master Servicer by wire transfer the Available Distribution Amount for such date.  Each month by 3:00 p.m. Charlotte, North Carolina time, on the first (1st) Business Day after receipt of any amounts which constitute delinquent payments on the Mortgage Loans and any related late fees or Penalty Charges (excluding any amounts to which the Primary Servicer is entitled to as compensation or reimbursement under Section 3.07 of this Agreement), the Primary Servicer shall forward to the Master Servicer by wire transfer all such amounts collected and not previously remitted to the Master Servicer.  If any check or other form of payment received by the Primary Servicer with respect to the Mortgage Loans is returned for insufficient funds and the Primary Servicer has previously remitted cash in the amount of such payment to the Master Servicer, the Master Servicer shall reimburse the Primary Servicer for such amount within five (5) Business Days after the Master Servicer receives notification from the Primary Servicer of such insufficient funds, and the Primary Servicer has provided the Master Servicer with any requested information to identify such payment and sent a revised remittance report to reflect such returned check

The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

A.          to remit to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to Section 3.01(c)(3) of this Agreement;

B.           to pay to itself earned and unpaid Primary Servicing Fees in respect of each Mortgage Loan, the Primary Servicer’s right to payment pursuant to this clause B with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

C.              to pay each Limited Seller Sub-Servicer (as defined below) earned and unpaid sub-servicing fee amounts in respect of each mortgage loan serviced by such Limited Seller Sub-Servicer; provided, payment of such sub-servicing fee amounts pursuant to this clause C with respect to any mortgage loan or REO Loan serviced by such Limited Seller Sub-Servicer is limited to amounts received on or in respect of such mortgage loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

D.           to pay to itself, any additional servicing compensation in accordance with Section 3.07 of this Agreement, including interest or other income earned in respect of amounts held in the Primary Servicer Collection Account as provided in Section 3.01(c)(3) of this Agreement, but only to the extent of the net investment earnings, if any, with respect to the Primary Servicer Collection Account for each Collection Period;

E.           to clear and terminate the Primary Servicer Collection Account at the termination of this Agreement or pursuant to Section 8.28 of the Pooling and Servicing Agreement; and

F.           any amounts deposited in the Primary Servicer Collection Account in error.

The Primary Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from its Primary Servicer Collection Account.  On each Primary Servicer Remittance Date, all income and gain realized from investment of funds to which the Primary Servicer is entitled shall be subject to withdrawal by the Primary Servicer.

(5)           Section 6.9 is not incorporated herein. The Primary Servicer shall provide, via electronic delivery, the Master Servicer with information in its possession that is required to calculate or recalculate any Appraisal Reduction by the Special Servicer pursuant to the definition thereof within one (1) Business Day of the Master Servicer’s written request; provided, however, so long as Midland is the Special Servicer, the Primary Servicer shall deliver such information simultaneously to the Master Servicer and the Special Servicer within four (4) Business Days of the Special Servicer’s written request. The Master Servicer shall forward a copy of any such request it receives from the Special Servicer to the Primary Servicer. The Primary Servicer shall not calculate Appraisal Reductions.

(6)           Section 8.1.  The Primary Servicer shall not extend any Maturity Date of a Mortgage Loan without the Master Servicer’s approval.

(7)           Section 8.2.  References to Master Servicer in this section shall be deemed to be references to Primary Servicer.  The Primary Servicer shall provide a certificate of insurance to the Master Servicer evidencing fidelity bond and insurance coverage required hereunder on or before March 31 of each year, beginning March 31, 2013; provided, if the Primary Servicer elects to self-insure, then the Primary Servicer shall instead notify the Master Servcier on or before March 31 of each such year that that the Primary Servicer is self insuring.

(8)           Section 8.3(a), (d), (e), (g), (i) and (j). Any authority to perform the Master Servicer Consent Matters under Section 8.3(a) of the Pooling and Servicing Agreement are subject to any limitations and provisions set forth in this Agreement.  The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of any Escrow

Account.  The Primary Servicer may and if invested shall invest such funds held in the Escrow Account in Eligible Investments. The Primary Servicer shall invest funds in its Escrow Accounts based on the same terms as the Master Servicer invests funds in the Escrow Account, and subject to the same restrictions and obligations regarding maturity dates, holding to maturity dates, gains, losses, possession of Eligible Investments and Eligible Investments payable on demand. Without limiting the generality of the foregoing, any investment of funds in the Escrow Accounts shall be made in the name of the Primary Servicer on behalf of “Bank of America, National Association, as Master Servicer, on behalf of U.S. Bank National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2012-C5 and the holder of any related Serviced Companion Loan or B Note, as their interests may appear.”  With respect to any A/B Whole Loan, Serviced Pari Passu Mortgage Loan and Serviced Companion Loan, the Primary Servicer shall not take any action under the related Intercreditor Agreement or mezzanine loan intercreditor agreement without the Master Servicer’s approval.

(9)           Section 8.3(h) is not incorporated.  The Primary Servicer will not be responsible for processing any defeasance of the Mortgage Loans. The Master Servicer will process all defeasance requests and any defeasance of a Mortgage Loan. The Primary Servicer will forward any request for defeasance to the Master Servicer within three (3) Business Days of receipt of such request.

(10)           Section 8.4.  References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 8.4 of the Pooling and Servicing Agreement.  Each and every one of the terms and conditions of Section 8.4 of the Pooling and Servicing Agreement shall be enforceable against the Primary Servicer in accordance with the terms thereof and each requirement for the Primary Servicing Agreement set forth in Section 8.4 of the Pooling and Servicing Agreement is hereby incorporated into this Agreement. Subject to Section 8.4 of the Pooling and Servicing Agreement.

The Primary Servicer engage one or more sub-servicers in connection with the Mortgage Loans, provided such sub-servicing agreement must be in compliance with this Agreement and Section 8.4 of the Pooling and Servicing Agreement.  The Primary Servicer shall enter into sub-servicing agreements with the Seller Sub-Servicers listed on Schedule 1 (each, a “Limited Seller Sub-Servicer”).   Notwithstanding any sub-servicing agreement, the Primary Servicer shall be responsible for any sub-servicing fees due to such sub-servicer and shall remain obligated and primarily liable to the Master Servicer for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement to the same extent and under the same terms and conditions as if the Primary Servicer were servicing the Mortgage Loans alone.  With respect to the Limited Seller Sub-Servicers, the Primary Servicer shall ensure that such sub-servicing agreement shall: (A) acknowledge and agree with the requirements in Section 8.4 of the Pooling and Servicing Agreement, (B) be in

full compliance with the Pooling and Servicing Agreement, as it relates to the duties performed by the Limited Seller Sub-Servicer, (C) require such Limited Seller Sub-Servicer to provide copies of any inspection report, operating statements, budgets, rent rolls, financial statements collected directly to the Master Servicer, simultaneously with the delivery to the Primary Servicer; and (D)  require the Primary Servicer to pay the Limited Seller Sub-Servicer their sub-servicing fee amount due.  Either the Primary Servicer or its Limited Seller Sub-Servicer shall prepare and deliver to the Master Servicer any CREFC NOI Adjustment Worksheet and CREFC Operating Statement Analysis Report.

(11)           Section 8.6.  References to the applicable Collection Account shall be references to the Primary Servicer Collection Account. All Mortgaged Property level insurance policies caused to be maintained by the Primary Servicer hereunder shall also name the Master Servicer as additional insured, mortgagee and loss payee. Upon a request by the Master Servicer and within thirty (30) days of such request, the Primary Servicer shall forward to the Master Servicer for each Mortgage Loan, a fully completed certificate of insurance.  With respect to each Mortgage Loan, the Primary Servicer shall, consistent with the Servicing Standard, monitor the related Mortgagor’s insurance obligations in accordance with Section 8.6 of the Pooling and Servicing Agreement, and in the event a Mortgagor fails to maintain such insurance, the Primary Servicer shall (A) promptly notify the Master Servicer in writing of such Mortgagor’s failure to maintain such insurance in accordance with the terms of the related Mortgage Loan documents, including any Mortgage Loan which does not have insurance covering acts of terrorism in accordance with the related Mortgage Loan documents, (B) deliver to the Master Servicer all documents and other information in Primary Servicer’s possession, and any additional information reasonably requested by the Master Servicer to assist the Master Servicer in determining, among other things, whether or not such insurance is available at commercially reasonable rates and (C) after consultation with the Master Servicer and receipt of funds from the Master Servicer to pay the related premium, the Primary Servicer shall cause such insurance to be maintained with a Qualified Insurer; for any Mortgage Loan covered by a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Master Servcier as a Servicing Advance (in accordance with Section 3.01(c)(2) of this Agreement) and in compliance with Section 8.6 of the Pooling and Servicing Agreement. Without limiting the generality of the obligations of the Primary Servicer, the Primary Servicer shall monitor and report to the Master Servicer on a quarterly basis on or before the fifteenth (15th) calendar day of the month following the end of  each calendar quarter, starting with the quarter ending in December 2012, on the status of insurance policies and monitor the information relating to the Mortgage Loans as required by, and in the form of, Exhibit E attached hereto.  The Master Servicer shall seek the Special Servicer’s determination with respect to terrorism insurance and the Primary Servicer shall reasonably cooperate with the Master

Servicer in order to facilitate the making of such decisions by the Special Servicer in accordance with the Pooling and Servicing Agreement provided, however, so long as Midland is the Special Servicer, the Primary Servicer shall seek the Special Servicer’s determination with respect to terrorism insurance and the Primary Servicer shall promptly notify the Master Servicer of the Special Servicer’s determination.

(12)           Section 8.7.  With respect to the Mortgage Loans, the Primary Servicer shall not approve nor consent to any  assignment and assumption or waiver of any of the Mortgage Loans or a transfer of interest in the Mortgagor nor waive any restrictions contained in the Mortgage on transfer of an interest in the Mortgaged Property or Mortgagor or on subordinate financing.  With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information or documentation required to be prepared and/or delivered by the Master Servicer under Section 8.7 of the Pooling and Servicing Agreement, along with any information in the possession of the Primary Servicer reasonably requested by the Master Servicer in its analysis of such proposed action.  The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer, Rating Agencies and/or the Controlling Class Representative in connection with obtaining any necessary approval or consent from the Special Servicer, Rating Agencies and/or the Controlling Class Representative.  So long as Midland is the Special Servicer, the Primary Servicer shall deliver a complete assumption/transfer documentation package to both the Master Servicer and the Special Servicer simultaneously for each party’s review.  If the Master Servicer consents to any such  assignment and assumption, waiver, transfer or other action, the Primary Servicer shall close such transaction and provided the Master Servicer with copies of any documents prepared or processed by the Primary Servicer within five (5) Business Days after closing.

(13)           Section 8.10.  Section 8.10 of the Pooling and Servicing Agreement is not incorporated, except as it is referred to in Section 3.07 of this Agreement.  The sole compensation payable to the Primary Servicer with respect to the Mortgage Loans is set forth in Section 3.07 of this Agreement.

(14)           Section 8.11 is not incorporated herein.  The Primary Servicer shall deliver to the Master Servicer in CREFC format (as in effect from time to time) and by electronic transmission as mutually agreed upon by the Master Servicer and the Primary Servicer (with a hard copy upon request, delivered not later than the Business Day following such request) the following information:

A.           not later than 3:00 p.m. Charlotte, North Carolina time on the Primary Servicer Reporting Date, the Collection Report, the CREFC Loan Periodic Update File, the CREFC Property File, the CREFC Delinquent Loan Status Report, the CREFC Comparative Financial Statement Report, the CREFC Servicer Watch List Report, the CREFC Loan Level Reserve-

LOC Report and the CREFC Financial File, each providing the required information as of the related Determination Date;

B.           on the third (3rd) day of each month (or if such day is not a Business Day, then the immediately preceding Business Day) by 3:00 p.m. Charlotte, North Carolina time, by electronic transmission in a format designated by the Master Servicer, a remittance report containing scheduled balance information for each Mortgage Loan reflecting the scheduled Periodic Payment for such month in the form of Exhibit H attached hereto.  In addition, on each day that the Primary Servicer forwards any funds pursuant to Section 3.01(c)(4) of this Agreement to the Master Servicer, the Primary Servicer shall deliver to the Master Servicer, by electronic transmission in a format designated by the Master Servicer, a report of the nature of such remittance in the form of Exhibit H attached hereto;

C.           within thirty (30) days of the Closing Date and on or before the fifteenth (15th) calendar day of the month following the end of each calendar quarter on a quarterly basis, starting with the quarter ending in September 2012, the Primary Servicer shall provide all information and reports to the Master Servicer set forth in Exhibit E in connection with the Mortgage Loans; and

D.           not later than 3:00 p.m., Charlotte, North Carolina time on the Primary Servicer Reporting Date in July (for the months of January through June) and January (for the months of July through December) of each year, the information on the Mortgage Loans, including without limitation information regarding UCC Financing Statements, taxes, insurance premiums and ground rents, on a semi-annual basis starting for the period ending in December 2012, in the form of Exhibit G attached hereto.

All such reports shall be delivered electronically to the Master Servicer at the email address CMSGMasterServicing@bankofamerica.com (the subject line should include the deal name), or such other email address as the Master Servicer may otherwise direct the Primary Servicer in writing.

The Primary Servicer shall also prepare and deliver to the Master Servicer a reconciliation of the Primary Servicer Collection Account and the Servicing Account for the calendar month preceding each Determination Date, together with a copy of the related bank statement within twenty-five (25) days after such Determination Date.

The Primary Servicer shall reasonably cooperate with the Master Servicer in providing information needed to establish the CREFC Loan Setup File.

The Primary Servicer shall deliver to the Master Servicer (in a standard electronic format) for delivery to the Certificate Administrator, upon reasonable request and notice of the Master Servicer, any and all information relating to the Mortgage Loans in the possession of the Primary Servicer to the extent reasonably necessary for the Certificate Administrator to perform its duties and obligations under the Pooling and Servicing Agreement.

Further, the Primary Servicer shall assist the Master Servicer in cooperating with the Special Servicer by providing to the Master Servicer (in a standard electronic format) for delivery to the Special Servicer such information in the possession of the Primary Servicer, upon reasonable request by the Master Servicer on behalf of the Special Servicer, to the extent required to allow the Special Servicer to perform its obligations under the Pooling and Servicing Agreement with respect to those Mortgage Loans serviced by the Primary Servicer.

(15)           Section 8.14.  The Primary Servicer in connection with reports that it prepares or receives in connection with Section 8.14 of the Pooling and Servicing Agreement will afford the Master Servicer reasonable cooperation by providing such information as the Master Servicer may reasonably request in connection with the Master Servicer’s responsibilities in Section 8.14 of the Pooling and Servicing Agreement. Commencing with respect to (i) the quarterly financial statements, the calendar quarter ended September 30, 2012 and (ii) the annual financial statements, with the year ending December 31, 2012, the Primary Servicer shall (at its own expense) at all times use diligent, commercially reasonable efforts to obtain and deliver to the Master Servicer within ten (10) Business Days of receipt by the Primary Servicer, the annual and quarterly operating statements, budgets, rent rolls of the related Mortgaged Property and quarterly and annual financial statements of such Mortgagor, to the extent required pursuant to the terms of the related Mortgage required to be delivered by the Mortgagor pursuant to the terms of the loan documents for the Mortgage Loans.  The Primary Servicer shall prepare and forward each such CREFC NOI Adjustment Worksheet and CREFC Operating Statement Analysis Report to the Master Servicer, in Microsoft Excel format or such other format as reasonably agreed to between the Master Servicer and the Primary Servicer, not later than thirty (30) days after receipt of the related financial information.

(16)           Section 8.15.  With respect to the Mortgage Loans serviced hereunder (subject to Section 3.09 of this Agreement and Section 5.7 of the Pooling and Servicing Agreement), the Primary Servicer shall fulfill all of the obligations of the Master Servicer required pursuant to Section 8.15 of the Pooling and Servicing Agreement as if the Primary Servicer were the Master Servicer thereunder; provided, however, that the Primary Servicer shall not be required to make available information or reports prepared by or entered into by the Special Servicer to the extent such information and reports are not in the possession of the Primary Servicer.  Upon reasonable prior notice, the Primary Servicer shall provide to the Master Servicer, during normal business hours, access to its books and records related to the servicing of the Mortgage Loans serviced hereunder (including, at the option of the Master Servicer, an on-site review).  Unless otherwise agreed upon by the parties in writing, any requirement under this Agreement that the Primary Servicer deliver information to the Master Servicer shall not be satisfied by making information available on the Primary Servicer’s website. The Primary Servicer shall observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers.

(17)           Section 8.16.  To the extent applicable to the Primary Servicer’s duties and responsibilities set forth in Section 3.01(c) of this Agreement, the Primary Servicer shall provide reasonable cooperation to the Master Servicer to enable the Master Servicer to fulfill its obligations under the Pooling and Servicing Agreement.

(18)           Section 8.17. Commencing in 2013, the Primary Servicer shall promptly (but in no event later than twenty-five (25) days after the completion of the related inspection or collection, as applicable) forward to the Master Servicer an electronic copy of the Inspection Report, performed by itself or on its behalf by a third party, including all photographs therein and rent rolls collected, by the Primary Servicer.

(19)           Section 8.18.  The Primary Servicer will not permit or consent to any modification, waiver, amendment, extension, consent or other action contemplated by Section 8.18 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer.  With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 8.18 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer, the Rating Agencies and/or the Controlling Class Representative in connection with obtaining any necessary approval or consent from the Special Servicer, the Rating Agencies and/or the Controlling Class Representative.  If the Master Servicer consents to any such modification, waiver, amendment, extension, consent or other action, the Primary Servicer shall close such transaction and provided the Master Servicer with copies of any documents prepared or processed by the Primary Servicer within five (5) Business Days after closing.

(20)           Section 8.19.  The Primary Servicer shall immediately notify the Master Servicer of any event or circumstance that the Primary Servicer deems a Servicing Transfer Event with respect to the Mortgage Loans, and to the extent of the Primary Servicer’s knowledge, whether such Mortgage Loan is covered by an Environmental Insurance Policy. The final determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer or the Special Servicer. Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, the Master Servicer shall promptly give the

Primary Servicer notice thereof and the full obligations of the Primary Servicer to service and administer such mortgage loan shall resume.  The Primary Servicer shall be entitled to continue to receive its Primary Servicing Fee with respect to a Mortgage Loan serviced hereunder while it is a Specially Serviced Mortgage Loan.

(21)           Section 8.20(a).  The Primary Servicer makes each of the representations and warranties under Section 8.20(a) of the Pooling and Servicing Agreement.  The Primary Servicer is authorized to transact business in each state in which a Mortgaged Property is located, if and to the extent required by applicable law. The Primary Servicer is not an Affiliate of the Trustee.  It is understood that the representations and warranties set forth in this Section 3.01(c)(21) of this Agreement shall survive the execution and delivery of this Agreement.

(22)           Section 8.27 and Section 9.34..

(23)           Sections 13.1, 13.2, 13.3, 13.4, 13.5, 13.6, 13.7, 13.9, 13.10, and 13.11.  References to the Depositor and the Certificate Administrator shall not be deemed to be references to the Master Servicer for purposes of these Sections of the Pooling and Servicing Agreement. The Primary Servicer shall perform all obligations and be subject to all restrictions and requirements designated to the Master Servicer or “Sub-Servicer” (as applicable) in such Sections as they relate to its duties thereunder.  In addition, the Primary Servicer shall perform all obligations and be subject to all restrictions and requirements applicable to a “Servicing Function Participant,” “Reporting Servicer” or “Additional Servicer” in such Sections.

(24)           Section 13.1 and 13.2.  The Primary Servicer shall provide all reasonable cooperation to the Master Servicer to enable the Master Servicer to fulfill its obligations under the Pooling and Servicing Agreement, including providing of all of the reports and information required of a Servicing Function Participant and/or an Additional Servicer to the Master Servicer whether or not it meets the criteria set forth in the definition thereof in the Pooling and Servicing Agreement, but no later than five (5) Business Days prior to the due date that the Master Servicer must provide such information to the Trust or if no such timing is indicated, promptly notify the Master Servicer.

(25)           Section 13.3.  The Primary Servicer shall provide all reasonable cooperation to the Master Servicer to enable the Master Servicer to fulfill its obligations under the Pooling and Servicing Agreement and the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act.

(26)           Section 13.4.  With respect to any Reporting Servicer, any notice sent to the Depositor pursuant to Section 13.4 of the Pooling and Servicing

Agreement, the Primary Servicer shall also forward such notice to the Master Servicer.

(27)           Section 13.5. With respect to any Reporting Servicer, any notice sent to the Depositor pursuant to Section 13.5 of the Pooling and Servicing Agreement, the Primary Servicer shall also forward such notice to the Master Servicer.

(28)           Section 13.6.  The Primary Servicer shall provide (i) the Certifying Person by noon (New York City time) on March 15th (with no grace period) of each year subsequent to the fiscal year for which the Trust is subject to the reporting requirements of the Exchange Act, the applicable Performance Certification on Exhibit P-2 of the Pooling and Servicing Agreement (as designated for the Master Servicer to complete, substituting the Master Servicer for the Primary Servicer), and (ii) on March 10th to the Master Servicer.

(29)           Section 13.7.  The Primary Servicer shall also forward any notice of a Reportable Event  as required (and within the timeframes) under Section 13.7 of the Pooling and Servicing Agreement, with a copy to the Master Servicer.

(30)           Section 13.9.  The Primary Servicer shall provide all reasonable cooperation to the Master Servicer to enable the Master Servicer to fulfill its obligations under Section 13.9 of the Pooling and Servicing Agreement.  The Primary Servicer shall provide all of the reports and information required of  an Additional Servicer to the Master Servicer whether or not it meets the criteria set forth in the definition thereof in the Pooling and Servicing Agreement, on or before March 10th, or if any such day is not a Business Day, the immediately preceding Business Day (with no cure period), beginning in 2013. The Primary Servicer shall perform all of the obligations required of an Additional Servicer under Section 13.9 of the Pooling and Servicing Agreement and shall deliver reports directly to the Depositor in accordance with Section 13.9 of the Pooling and Servicing Agreement.  The Primary Servicer shall not be required to deliver, or to endeavor to cause the delivery of, any such Officer’s Certificate until April 1st, in any given year so long as it has received written confirmation from the Certificate Administrator that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

(31)           Section 13.10.  The Primary Servicer shall provide all reasonable cooperation to the Master Servicer to enable the Master Servicer to fulfill its obligations under Section 13.10 of the Pooling and Servicing Agreement. The Primary Servicer shall prepare a report on an assessment of compliance with the Relevant Servicing Criteria with respect to commercial mortgage backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K. In any year prior to the filing with the Commission of the suspension of Exchange Act reporting, the report shall be delivered on or before March 10th, or if any such day is not a Business Day, the immediately preceding Business Day (with no cure period), beginning in 2013.  The Primary Servicer shall perform all of the obligations required of a Servicing Function Participant under Section 13.10 of the Pooling and Servicing Agreement, and shall deliver reports directly to the Depositor in accordance with Section 13.10 of the Pooling and Servicing Agreement.  The Primary Servicer shall not be required to deliver, or to endeavor to cause the delivery of, any such reports until April 1st, in any given year so long as it has received written confirmation from the Certificate Administrator that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

(32)           Section 13.11. The Primary Servicer shall provide all reasonable cooperation to the Master Servicer to enable the Master Servicer to fulfill its obligations under Section 13.11 of the Pooling and Servicing Agreement. The Primary Servicer shall cause a registered public accounting firm that is a member of the American Institute of Certified Public Accountants to furnish electronically a report as required Section 13.11 of the Pooling and Servicing Agreement.  In any year prior to the filing with the Commission of the suspension of Exchange Act reporting, the report shall be delivered on or before March 10th, or if any such day is not a Business Day, the immediately preceding Business Day (with no cure period), beginning in 2013.  The Primary Servicer shall perform all of the obligations required of a Servicing Function Participant under Section 13.10 of the Pooling and Servicing Agreement, shall deliver reports directly to the Depositor by in accordance with Section 13.11 of the Pooling and Servicing Agreement.  The Primary Servicer shall not be required to deliver, or to endeavor to cause the delivery of, any such reports until April 1st, in any given year so long as it has received written confirmation from the Certificate Administrator that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

(33)           Section 13.12.  The Primary Servicer shall indemnify and hold harmless the Master Servicer and each Certification Party (and, with respect only to clause (a)(i) below, any comparable party in an Other Securitization) from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Master Servicer or such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations hereunder.

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Primary Servicer shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to Article XIII of the Pooling and Servicing Agreement or breach of its representations or obligations under this Agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports or otherwise comply with the requirements of this Article XIII of the Pooling and Servicing Agreement or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith.

Section 3.02     Merger or Consolidation of the Primary Servicer.

(a)           The Primary Servicer shall keep in full effect its existence, rights and franchises as a duly formed national banking association formed under the laws of the United States.  The Primary Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and  enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)           Any Person into which the Primary Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to the business of the Primary Servicer, or any Person succeeding to all or substantially all of the servicing business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a company whose business includes the servicing of commercial mortgage loans and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated if and to the extent required by applicable law (ii) must meet the standards to be an approved servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer, (iii) must be reasonably acceptable to the Master Servicer (in its reasonable discretion); provided no such consent shall be required if the Primary Servicer is the surviving entity or is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate, so long as such Qualified Affiliate is (A) not a Prohibited Party, (B) all such disclosure and reporting obligations with respect to the Exchange Act under Article XIII of the Pooling and Servicing Agreement are performed by the Primary Servicer and (C) otherwise qualified as a servicer under the Pooling and Servicing Agreement, and (iv) shall assume in writing the obligations of the Primary Servicer under this Agreement.

Section 3.03     Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any of the Affiliates, directors, officers, employees, members, managers or agents of the Primary Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or using reasonable business judgment, consistent with the Servicing Standard; provided, however, that this provision shall not protect the Primary Servicer or any such person against liability to the Master Servicer for any breach of a representation or warranty contained herein, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement or by reason of negligent disregard of obligations and duties hereunder.  The Primary Servicer and any Affiliate, director, officer, employee, member, manager or agent of the Primary Servicer may rely in good faith on any document of any kind that appears, prima facie, to be properly executed and submitted by any Person respecting any matters arising hereunder. The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided, however, that the Primary Servicer may, with notice to the Master Servicer, undertake any such action (subject to Section 9.34 in the Pooling and Servicing Agreement) which it may reasonably deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Master Servicer shall pay as a Servicing Advance and the Primary Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand.

Section 3.04     Primary Servicer’s Resignation.

The Primary Servicer may resign from the obligations and duties hereby imposed on it at any time with ninety (90) days written notice to the Master Servicer or such lesser notice as may be acceptable to the Master Servicer.

Section 3.05     No Transfer or Assignment of Servicing.

With respect to the responsibility of the Primary Servicer to service the Mortgage Loans hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Except as otherwise provided here, without in any way limiting the generality of this Section 3.05, the Primary Servicer shall neither assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer, which approval will not be unreasonably withheld or delayed.

Section 3.06     Indemnification.

The Primary Servicer shall be in indemnified by the Master Servicer, including any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (collectively, the “Losses”) to the extent the Master Servicer is indemnified under Section 8.25(a) of the Pooling and Servicing Agreement.

The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their Affiliate, director, officer, employee, member, manager or agent) from and against any and all Losses incurred in connection with any legal action of the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their Affiliate, director, officer, employee, member, manager or agent) resulting from (i) any breach by the indemnitor of a representation or warranty made by it herein or (ii) any willful misfeasance, bad faith or negligence by the indemnitor in the performance of its obligations or duties hereunder or by reason of negligent disregard of such obligations and duties. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to the liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. This Section 3.06 shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer.  To the extent allowed by 8.25 of the Pooling and Servicing Agreement, the Master Servicer agrees to use reasonable efforts to pursue the Trust Fund for such Losses suffered by the Primary Servicer in connection with the primary servicing the related Mortgage Loans pursuant to the terms of this Agreement as to which the Pooling and Servicing Agreement grants to the Master Servicer or its agents a right to indemnification from the Trust Fund; provided, the Master Servicer will be obligated to indemnify the Primary Servicer only as, when and to the extent, indemnified by the Trust.  The Primary Servicer shall not have any direct rights of indemnification that may be satisfied out of assets of the Trust Fund.

Section 3.07     Primary Servicer Compensation With Respect to The Mortgage Loans.

The Primary Servicer shall be entitled to a Primary Servicing Fee with respect to each Mortgage Loan, Serviced Companion Loans and any REO Property in an amount equal to the product of (i) the Primary Servicing Fee Rate, on a per annum basis and (ii) the outstanding principal balance of the related Mortgage Loan; provided, however, that any such fee shall be payable only to the extent that collections of interest on the Mortgage Loan is sufficient to cover the Primary Servicing Fee. The related Primary Servicing Fee shall be payable on the Primary Servicer Remittance Date from monthly payments on the related Mortgage Loan or proceds from REO Property.  For avoidance of doubt, the Primary Servicing fee shall be calculated on the related Mortgage Loan using the same principal balance and the same interest accrual method as the interest accrues on such Mortgage Loan.

With respect to the Mortgage Loans, Serviced Companion Loans and any REO Property, the Primary Servicer shall be entitled to receive the following items as additional servicing compensation:

(a)           50% of the amount due to the Master Servicer on Unallocable Modification Fees under Section 8.10(b)(ii) of the Pooling and Servicing Agreement, unless the Primary Servicer notifies the Master Servicer in writing that the Primary Servicer shall not perform the analysis, recommendation and closing of such action;

(b)           50% of the amount due to the Master Servicer on Allocable Modification Fees (that constitute Excess Modification Fees) under Section 8.10(b)(iii) of the Pooling and Servicing Agreement, unless the Primary Servicer notifies the Master Servicer in writing that the Primary Servicer shall not perform the analysis, recommendation and closing of such action;

(c)           50% of the amount due to the Master Servicer on Assumption Fees under Section 8.10(b)(iv) of the Pooling and Servicing Agreement, unless the Primary Servicer notifies the Master Servicer in writing that the Primary Servicer shall not perform the analysis, recommendation and closing of such assumption;

(d)           50% of the amount due to the Master Servicer on assumption application fees;

(e)           50% of the amount due to the Master Servicer on Consent Fees, unless the Primary Servicer notifies the Master Servicer in writing that the Primary Servicer shall not perform the analysis, recommendation and closing of such action;

(f)           100% of  amounts collected for checks returned for insufficient funds on the Mortgage Loans;

(g)           100% of charges for beneficiary statements or demands actually paid by the Mortgagors under the Mortgage Loans that are not Specially Serviced Mortgage Loans;

(h)           50% of the amount due to the Master Servicer on other loan processing fees under Section 8.10(b)(ix) of the Pooling and Servicing Agreement, unless the Primary Servicer notifies the Master Servicer in writing that the Primary Servicer shall not perform the analysis, recommendation and closing of such action; and

(i)           100% of interest or other income earned on deposits (i) in the Primary Servicer Collection Account (net of any investment losses with respect to the Primary Servicer Collection Account) and (ii) in the Escrow Accounts maintained by the Primary Servicer that is not required by applicable law or the related Mortgage Loan documents to be paid to the Borrower.

The Primary Servicer shall not be entitled to any defeasance fees or Penalty Fees.

Section 3.08     Master Servicer Wiring Instructions.

Any funds that are required to be remitted to the Master Servicer pursuant to this Agreement shall be wired to the Master Servicer in accordance with the following wiring instructions for the Master Servicer:

Wire Instructions:
Bank:  Bank of America
Account Name:  Bank of America Incoming Wires
ABA # 026009593
Account # 4782779943
Credit to:  RESF Servicing
Reference:  Loan No. __________________

It is not anticipated that these wiring instructions should change, however any changes shall only be made by formal notice containing the signatures of two Bank of America officers.

Section 3.09     Rating Agency Communications.

(a)           Notwithstanding anything to the contrary contained in this Agreement, the Primary Servicer shall not provide any information relevant to the Rating Agencies’ or any NRSRO’s surveillance of the Certificates or the Mortgage Loans directly to, or communicate with, either orally or in writing, any Rating Agency or NRSRO regarding the Certificates or the Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency or NRSRO regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s or NRSRO’s surveillance of the Certificates.  To the extent that the Master Servicer is required to provide any information to, or communicate with, a Rating Agency or an NRSRO in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Mortgage Loans or the Primary Servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide to the Master Servicer the information necessary for the Master Servicer to fulfill such obligations. The Primary Servicer shall have no liability with regard to the Master Servicer’s failure to provide to the Depositor or any other party (including the Rating Agency) any information that the Primary Servicer timely delivered to the Master Servicer in accordance with this Agreement.  The Primary Servicer shall promptly report any request made by any Rating Agency or NRSRO to the Master Servicer.  In addition, to the extent that the Primary Servicer shall become aware of any matter that would be governed by Section 5.7 of the Pooling and Servicing Agreement as it relates to the Mortgage Loans, the Primary Servicer shall promptly notify the Master Servicer.  Subject to the provisions of the Pooling and Servicing Agreement, the Primary Servicer shall use reasonable efforts to cooperate with the Master Servicer in responding to inquiries from NRSROs and compliance with Sections 1.7 and 5.7 of the Pooling and Servicing Agreement.

(b)           None of the foregoing restrictions in this Section 3.09 prohibit or restrict oral or written communications, or providing information, between the Primary Servicer and any Rating Agency or NRSRO with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to a Rating Agency or a NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) borrower, property or deal specific identifiers are redacted; or (y) the Master Servicer confirms to the Primary Servicer in writing that such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website.

ARTICLE IV

PRIMARY SERVICER TERMINATION EVENTS

Section 4.01     Termination Event.

“Primary Servicer Termination Event”, wherever used herein, unless the context otherwise requires, means any one of the following events:

(a)           any failure by the Primary Servicer to deposit into the Primary Servicer Collection Account or any Escrow Account, or to deposit into, or to remit to the Master Servicer for deposit into, a Collection Account, on the day and by the time such deposit or remittance is required to be made under the terms of this Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance is required to be made;

(b)           any failure on the part of the Primary Servicer to timely deliver to the Master Servicer or any other designated Person any report, certification or information required to be delivered pursuant to this Agreement, which failure continues unremedied for ten (10) Business Days after the Primary Servicer’s receipt of notice from the Master Servicer of such failure;

(c)           any failure on the part of the Primary Servicer to observe or perform its obligations and duties with respect to a Mortgage Loan in accordance with Section 3.01(c) of this Agreement (except as otherwise set forth in this Section 4.01), which continue unremedied for a period of seven (7) days after the date on which notice of breach, requiring the same to be remedied, shall be given to the Primary Servicer by the Master Servicer,

(d)           any failure on the part of the Primary Servicer to in any way comply with Section 3.01(c)(23) through Section 3.01(c)(33) of this Agreement;

(e)           any breach on the part of the Primary Servicer of any representation or warranty contained in Section 8.20(a) of the Pooling and Servicing Agreement, as modified by Section 3.01(c)(21) of this Agreement, which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, that with respect to any failure that is not curable within such twenty (20) day period, the Primary Servicer shall have an additional cure period of thirty (30) days, so long as the Primary Servicer has commenced to cure within the initial twenty (20) day period and has provided the Master Servicer with an Officer’s Certificate certifying that it diligently has pursued, and is continuing to pursue, a full cure;

(f)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(g)           the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property;

(h)           the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

(i)           the Primary Servicer receives actual knowledge that (i) a Rating Agency has qualified, downgraded or withdrawn its rating or ratings on one or more Classes of Certificates, or (ii) that a Rating Agency has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by such Rating Agency within sixty (60) days of the date the Primary Servicer obtained such actual knowledge), in the case of either of clauses (i) or (ii), citing servicing concerns with the Primary Servicer as the sole or material factor in such action;

(j)           the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement;

(k)           the Primary Servicer (i) fails to comply with any of the requirements of Article XIII of the Pooling and Servicing Agreement, (ii) if and for so long as the Trust or, with respect to any Serviced Companion Loan that is deposited into a trust created pursuant to an Other Companion Loan Pooling and Servicing Agreement, such other trust, is subject to the reporting requirements of the Exchange Act, fails to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any commercial mortgage loan securitization similar to the Trust; provided that the Depositor may waive any such failure by a Reporting Servicer to deliver any applicable reports required pursuant to Regulation AB or the Exchange Act in its sole discretion without the consent of the Trustee or any Certificateholders;

(l)           the Primary Servicer becomes/is a Prohibited Party; or

(m)           action or inaction by the Sub Servicer that causes an Servicer Termination Event under the Pooling and Servicing Agreement with respect to the Master Servicer.

If any Primary Servicer Termination Event shall occur and be continuing, then, and in each and every such case, so long as such Primary Servicer Termination Event shall not have been remedied within any applicable cure period, the Master Servicer may terminate, by notice in writing to the Primary Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  In addition, if the Primary Servicer Termination Event is an event set forth in the immediately above clauses (k) and/or (l), the Depositor shall have the right to terminate the Primary Servicer as set forth in Section 8.4(c) of the Pooling and Servicing Agreement.  From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Primary Servicer agrees that if it is terminated pursuant to this Section, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Collection Account, the Collection Account, any Escrow Account and any REO Account, or thereafter be received with respect to the Mortgage Loans or any REO Property..  All accrued and unpaid Primary Servicing Fees, unreimbursed Servicing Advances or expenses (including additional servicing compensation, to the extent such amount was paid directly to the Master Servicer instead of the Primary Servicer) as of the date of termination shall be paid to the Primary Servicer and the Primary Servicer and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination.

In addition to any other rights the Master Servicer may have hereunder, if the Primary Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Primary Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the Advance Rate, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

Section 4.02     Waiver of a Termination Event.

The Master Servicer may waive any default or Primary Servicer Termination Event by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default or Primary Servicer Termination Event, such default or Primary Servicer Termination Event shall cease to exist, and any Primary Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or new Primary Servicer Termination Event, or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03     Other Remedies of Master Servicer.

During the continuance of any Primary Servicer Termination Event, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Primary Servicer Termination Event.

ARTICLE V

TERMINATION OF THE AGREEMENT

Section 5.01     Termination.

Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee) (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of the Mortgage Loans pursuant to the Pooling and Servicing Agreement, or (v) upon termination of the Pooling and Servicing Agreement.  The Primary Servicer retains its rights to any accrued and unpaid Primary Servicing Fees earned prior to such termination.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Section 5.02     Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to any or all of the Mortgage Loans, as provided in Section 4.01 of this Agreement upon the occurrence of a Primary Servicer Termination Event.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Section 5.03     Termination of Duties with Respect to Specially Serviced Mortgage Loans.

At such time as any of the Mortgage Loans becomes a Specially Serviced Mortgage Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Mortgage Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease; provided, the Primary Servicer shall continue to receive its Primary Servicing Fee while the Mortgage Loan is a Specially Serviced Mortgage Loan.  If a Specially Serviced Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Primary Servicer shall commence servicing such Rehabilitated Mortgage Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01     Successor to the Primary Servicer.

On or after the resignation or termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Section 3.04, 4.01, 5.01 or 5.02 of this Agreement, and except as otherwise provided under of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02(b) of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02     Financial Statements.

The Primary Servicer shall, upon request, deliver to the Master Servicer its most recent publicly available financial statements.

Section 6.03     Closing.

The closing for the commencement of the Primary Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans shall take place on the Closing Date. At the Master Servicer’s option, the closing shall be either by email or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04     Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)           to be provided by the Primary Servicer:

(1)           this Agreement executed by the Primary Servicer;

(2)           an Officer’s Certificate of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto; and

(3)           the account certifications in the form of Exhibit F hereto required by Section 3.01(c)(3) and (8) of this Agreement, fully completed; and

(b)           to be provided by the Master Servicer:

(1)           this Agreement executed by the Master Servicer;

(2)           the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(3)           the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.05     Notices.

All demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)       if to the Master Servicer:

Bank of America, National Association,
Capital Markets Servicing Group
900 West Trade Street, Suite 650
NC1-026-06-01
Charlotte, North Carolina 28255
Fax No. (704) 317-4501
Attention: Servicing Manager
Reference: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2012-C5

and

(ii)       if to the Primary Servicer:

by U.S. Mail at:

Midland Loan Services, a Division of PNC Bank, National Association
P.O. Box 25965
Shawnee Mission, KS 66225-5965
Attention:  Executive Vice President - Division Head
Facsimile No.: (913) 253-9001

or by delivery to:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin, Suite 300
Overland Park, KS 66210
Attention:  Executive Vice President - Division Head

with a copy to:

Stinson Morrison Hecker LLP
1201 Walnut Street
Kansas City, Missouri 64106-2150
Attn:  Kenda K. Tomes, Partner

Facsimile No.:   (816) 412-9338

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06     Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07     Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement

Section 6.08     Governing Law.

In order to, among other things, conform to the governing law provision of the Pooling and Servicing Agreement, this Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

Section 6.09     Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Master Servicer, the Depositor, the Special Servicer, the Trust Advisor or the Trustee, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans, the Mortgaged Properties or any borrower thereunder, except to the extent that (a) it is appropriate for the Primary Servicer to do so in working with third-party vendors, property inspectors, legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement; (b) reasonably necessary to perform its obligations under this Agreement; (c) when required by any law, regulation, ordinance, court order or subpoena; or (d) the Primary Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Primary Servicer (including the Mortgage Loans) so long as Primary Servicer does not identify the owner of the

Mortgage Loans, the Mortgaged Properties, or the borrowers or violate confidentiality obligations owed to the Borrower under the Loan Documents or otherwise.

Section 6.10     Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

Section 6.11     Third Party Beneficiary.

The Depositor and the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee (or its designee) assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Depositor, the Trustee, the Trust Fund, any successor Master Servicer, the Special Servicer or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom.

Section 6.12     Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein. If the Master Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement, (including by reason of a Primary Servicer Termination Event), the Trustee or its designee or any other successor to the Master Servicer shall thereupon assume the Agreement and all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under this Agreement, subject to the Primary Servicer’s rights hereunder, including the right to retain accrued and unpaid Primary Servicing Fees.

Section 6.13     Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14     Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15     General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16     Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17     Further Agreement.

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18     Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the Master Servicer.  The Master Servicer shall not consent to any modification to the Pooling and Servicing Agreement in any manner which would increase the obligations or limit the rights of a Primary Servicer under the Pooling and Servicing Agreement or under this Agreement without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Primary Servicer

By:	/s/ Lawrence D. Ashley
Name: Lawrence D. Ashley
Title: Senior Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as Master Servicer

By:	/s/ Dean B. Roberson
Name: Dean B. Roberson
Title: Director

Primary Servicing Agreement – Midland & BOA
MSBAM 2012-C5

SCHEDULE 1

LIMITED SELLER SUB-SERVICERS

CBRE Capital Markets of Texas, LP

Holliday Fenoglio Fowler, L.P.

Sch. 1-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Mortgage Loan Seller	Loan No.	Property Name	Cut-Off Date Balance	Primary fee amount (bps)
BANA	3415422	Silver Sands Factory Stores	$100,000,000	2
BANA	3415624	US Bank Tower	$90,000,000	2
BANA	3414312	Hamilton Towne Center	$84,000,000	2
BANA	3415676	635 Madison - Leased Fee	$64,000,000	2
BANA	3415038	The Distrikt Hotel	$39,910,158	2
BANA	3415000	Foxwood Village MHC	$27,500,000	2
BANA	3415477	Chatham Village	$27,450,000	2
BANA	3414994	Thanksgiving Park II	$21,950,968	2
BANA	3415443	Laurel Village MHC	$11,325,000	2
BANA	3415590	HGI - French Quarter	$11,000,000	2
BANA	3415039	Ocean East Mall	$10,963,665	2
BANA	3412712	Pirates Landing	$9,577,223	2
BANA	3414933	First Colony Marketplace	$9,084,775	2
BANA	3415572	Shop Rite at Orchard Center	$8,550,000	2
BANA	3415441	Love Creek Park MHC	$7,600,000	2
BANA	3415317	Candlewood Suites Clarksville	$6,086,838	2
BANA	3415087	Baltimore Self Storage	$5,493,558	2
BANA	3415329	El Super Center	$5,130,000	2
BANA	3414830	CVS Mineola - Leased Fee	$5,100,000	2
BANA	3415242	Walgreens Savage	$4,494,375	2
BANA	3415232	Walgreens Chambersburg	$4,342,938	2
BANA	3415439	Sandhill Acres MHC	$4,275,000	2
BANA	3415584	Chase Ground Lease	$3,700,000	2
BANA	3415523	Justin Corporate Center	$3,025,000	2
BANA	3415294	Stor-Master Self Storage	$2,306,458	2
BANA	3412389	Pregis Industrial Portfolio	$10,600,000	2
BANA	3413532	Heritage Bag Portfolio	$10,000,000	2
BANA	3414837	330 Bellam	$8,279,764	2
BANA	3415143	TownePlace Suites Orem	$7,500,000	2
BANA	3414839	Woodlands 45 Corporate Center	$7,425,000	2

Exh. A-1

Mortgage Loan Seller	Internal Loan ID	Loan Name	Cut-Off Date Balance	Primary fee amount (bps)
MSMCH/BANA	12-38283	Legg Mason Tower	$180,000,000	2
MSMCH	12-38022	Civic Center Plaza	$47,925,392	2
MSMCH	12-38633	Ridglea Bank Building	$17,000,000	2
MSMCH	12-38383	Holiday Inn Greenbelt	$10,000,000	2
MSMCH	12-38515	The Shoppes on Founders Parkway	$6,250,000	2
MSMCH	12-38335	Holiday Inn Express Hope Mills	$5,100,000	2
MSMCH	12-38181	Walgreens - Dillon, CO	$1,995,704	2
MSMCH	11-37400	Sheraton Carlsbad Resort & Spa	$44,321,142	2
MSMCH	12-38124	Camden Park Shopping Center	$24,937,171	2
MSMCH	11-37735	Nightingale Retail Portfolio	$20,587,719	2
MSMCH	11-37430	Hardy Industrial Portfolio	$20,250,000	2
MSMCH	11-37566	421 N. Beverly Drive	$20,000,000	2
MSMCH	12-38007	Hilton Garden Inn Shirlington	$16,479,241	2
MSMCH	12-38456	500 N. Central	$15,400,000	2
MSMCH	12-38089	EconoLodge Times Square	$11,463,506	2
MSMCH	11-37922	153 Kearny Street	$10,500,000	2
MSMCH	12-38080	Dauphine Orleans Hotel	$9,971,301	2
MSMCH	12-38379	Staybridge Suites Harrisburg	$9,577,443	2
MSMCH	11-37938	929-933 Broadway	$9,000,000	2
MSMCH	12-38148	Chaparral Self Storage	$5,332,292	2
MSMCH	12-38446	Santa Monica & La Brea Shopping Center	$5,000,000	2
MSMCH	12-37975	Macomb County Office Portfolio	$4,957,089	2
MSMCH	12-38018	Cross Pointe Center	$4,500,000	2
MSMCH	12-37971	Candlewood Suites - San Antonio	$3,734,286	2
MSMCH	11-36912	Walgreens - Huntington, IN	$2,544,204	2
MSMCH	12-38046	Midland Marketplace II	$2,195,597	2
MSMCH	11-36911	Walgreens - Casa Grande, AZ	$2,054,934	2
MSMCH	12-38223	Rite Aid - Kingston	$1,742,614	2
MSMCH	12-38095	GE/HCP Medical Office Portfolio	$35,456,149	2
MSMCH	12-38576	Clearwater Springs Shopping Center	$23,500,000	2
MSMCH	12-38142	1200 Anderson Lane	$6,635,441	2
MSMCH	12-37992	The Governor Hotel	$13,250,000	2

Exh. A-2

EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE

[TO BE AGREED UPON BETWEEN THE PARTIES]

Exh. C-1

EXHIBIT C

POOLING AND SERVICING AGREEMENT

[ON FILE]

Exh. C-2

EXHIBIT D

[RESERVED]

Exh. D-1

EXHIBIT E

FORM OF ADDITIONAL REPORTS

Data Source: WMELM301D /	TAX MONITORING REPORT
RPT_MLS_DE_SNAPSHOT		Page 1 Of 1
VwRptTaxMonitoring
	DATED AS OF [DATE]	7/7/2012 2:27:28 PM
Report Number: 00727

Criteria: WHERE ClientlD=1, PortlD=708,

POOL NAME
[DEAL NAME]
Real Estate Business
BanK of America, NA Loan #	Subservicer Loan #	Borrower Name	Property Address	Parcel Number	Taxing Authority	Last Tax Paid Amount	Last Tax Paid Dt	Next Tax Amount Due	Next Tax Due Date

Exh. E-1

Data Source: WMELM301D /	Insurance Monitoring Report	Page 1 Of 1
VwRptlnsuranceMonitoring		7/7/2012 2:27:48 PM
Report Number: 00722
Criteria: WHERE ClientlD=1. Port ID=708.

Pool Name
Subservicer: Midland Loan Services, a PNC Real Estate Business							Banc of America 2007-5
DATED AS OF:6/30/2012
Master Servicer Loan #	Sub Loan #	Borrower Name	Expiration Date	Type of Coverage	Policy Number	Premium Amount	Carrier	Loss Payee Reflects Trust (Y or N)	Meets Insurance Rating (Y or N)	Agent	Agent City	Agent State	Policy Amount	Loan Balance	Coverage Difference

Exh. E-2

Data Source: WMELM301D / RPT_MLS_DE_SNAPSHOT	UCC Monitoring	Page 1 Of 1
VwRptUCCMonitoring		7/7/2012 2:28:05 PM
Report Number: 00728
Criteria: WHERE ClientlD=1. PortID=708,

Pool Name

[DEAL NAME]
DATED AS OF [DATE]

Subservicer: Midland Loan Services, a PNC Real Estate Business
Bank of America, NA Loan #	Subservicer Loan #	Borrower Name	Jurisdiction (Secretary of State or County)	Original Filing Date	Original Filing Number/Continuation Filing Number	Next Filing Date

Prepared By:

Title:

Exh. E-3

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

Securitization:

Sub Servicer:

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing
Taxes & Insurance	Disbursement Clearing
Reserves (non-interest bearing)	Suspense
Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax

Exh. F-1

EXHIBIT G

SEMI-ANNUAL SERVICING CERTIFICATION

Primary Servicer:           Midland Loan Services, a Division of PNC Bank, National Association

RE:	Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2012-C5

Pursuant to the Primary Servicing Agreement between Bank of America, National Association and Midland Loan Services, a Division of PNC Bank, National Association, we certify with respect to each mortgage loan serviced by us for Bank of America, National Association that, as of the period ending _________________, except as otherwise noted below:

All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

Based on Midland Loan Services, a Division of PNC Bank, National Association’s monitoring of the insurance in accordance with the Servicing Standard, all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Primary Servicing Agreement(s).

All necessary action has been taken to continue all UCC Financing Statements in favor of the originator of each mortgage loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.

All sub-servciers have been paid their sub-servicing fee amounts for the past 2 quarters.

All reserves are maintained and disbursed in accordance with the loan documents and no obligation for which a reserve is held has not been completed within the time required by the applicable document.

If there are any exceptions to any of the items required in any of the above-referenced paragraphs, such exceptions shall be noted in a schedule attached hereto substantially in the form of Exhibit E to the Primary Servicing Agreement.

EXCEPTIONS:

Servicing Officer	Date

Exh. G-1

EXHIBIT H

FORM OF
COLLECTION REPORT

Deal Name		EXHIBIT F
Primary Servicer			FORM OF
DeterDt:		COLLECTION REPORT

Master Servicer Loan Number	Sub Servicer Loan Number	Paid To Date	Cur Note Rate	CLCur Beg Sched Bal	Total Schedul ed PI	Scheduled Prin	Scheduled Int	Other Prin Adj	Unsched Prin Collections	Prepayment Penalty	Prepayment Excess Shortfall	Sub Servicer Fee Rate	Subservicer Service Fee	Subservicer Remittance	Assumption Fee	Late Charges	Default Interest	Actual Prin Payment	Actual Int Payment	Actual Sub Fee	Pmt Received Date

Totals

H-1